Exhibit 10.76

TERM NOTE

$85,000,000.00	Chicago, Illinois November 2, 2005

FOR VALUE RECEIVED, the undersigned, ARC SUN CITY WEST, LLC, ARC ROSWELL, LLC, ARC VEGAS, LLC, ARC TUCSON, LLC, ARC OVERLAND PARK, LLC, ARC MINNETONKA, LLC, ARC DENVER MONACO, LLC, each a Delaware limited liability company, and ARC TANGLEWOOD, L.P., a Delaware limited partnership (herein referred to collectively in the singular as "Borrower"), hereby unconditionally promise to pay to the order of MERRILL LYNCH CAPITAL, a Division of Merrill Lynch Business Financial Services Inc., a Delaware corporation, and its successors and assigns (in its capacity as a lender, referred to herein as "Lender"), and in its capacity as Administrative Agent, referred to herein as "Agent") at the office of Agent at 222 North LaSalle Street, 16th Floor, Chicago, Illinois 60601, or at such other place as Agent may from time to time designate in writing, in lawful money of the United States of America and in immediately available funds, the principal sum of Eighty Five Million and No/100 Dollars ($85,000,000.00). This Term Note (this "Note") is issued in accordance with the provisions of that certain Credit and Security Agreement of even date herewith among Borrower, various financial institutions as are, or may from time to time become, parties thereto as lenders (including without limitation Lender) and Agent (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement") and is entitled to the benefits and security of the Credit Agreement and the other Financing Documents, and reference is hereby made to the Credit Agreement for a statement of the terms and conditions under which the portion of the Term Loan evidenced hereby was made and is required to be repaid. All capitalized terms used herein (which are not otherwise specifically defined herein) shall be used in this Note as defined in the Credit Agreement.

1.  The outstanding principal balance of the portion of the Term Loan evidenced by this Note shall be due and payable as provided for in the Credit Agreement.

2.  Borrower promises to pay interest from the date hereof until payment in full hereof on the unpaid principal balance of the portion of the Term Loan evidenced hereby at the per annum rate or rates set forth in the Credit Agreement. Interest on the unpaid principal balance of the portion of the Term Loan evidenced hereby shall be payable on the dates and in the manner set forth in the Credit Agreement. Interest as aforesaid shall be charged for the actual number of days elapsed over a year consisting of three hundred sixty (360) days on the actual daily outstanding balance hereof to the extent permitted by applicable law, if any; provided, however, that interest calculations shall include the date of funding of any such Term Loan but shall exclude the date of payment of any such Term Loan. In no event shall the rate of interest payable in respect of the indebtedness evidenced hereby exceed the maximum rate of interest from time to time allowed to be charged by applicable law, if any. Prepayment of the principal amount hereof may be made as provided in the Credit Agreement.

3.  Upon and after the occurrence of an Event of Default, and as provided in the Credit Agreement, the portion of the Term Loan evidenced by this Note may be declared, and immediately shall become, due and payable without demand, notice or legal process of any kind; provided, however, that upon the occurrence of an Event of Default pursuant to the provisions of Section 11.1(f) or Section 11.1(g) of the Credit Agreement, the portion of the Term Loan evidenced by this Note shall automatically be due and payable, without demand, notice or acceleration of any kind whatsoever.

4.  Payments received in respect of the Term Loan shall be applied as provided in the Credit Agreement.

5.  Presentment, demand, protest and notice of presentment, demand, nonpayment and protest are each hereby waived by Borrower.

6.  No waiver by Lender of any one or more defaults by the undersigned in the performance of any of its obligations under this Note shall operate or be construed as a waiver of any future default or defaults, whether of a like or different nature, or as a waiver of any obligation of Borrower to any other lender under the Credit Agreement.

7.  No provision of this Note may be amended, waived or otherwise modified unless such amendment, waiver or other modification is in writing and is signed or otherwise approved by Borrowers, the Required Lenders and any other lender under the Credit Agreement to the extent required under the Credit Agreement.

8.  THIS NOTE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.

9.  Whenever possible each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but in case any provision of or obligation under this Note shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

10.  Whenever in this Note reference is made to Agent, Lender or Borrower, such reference shall be deemed to include, as applicable, a reference to their respective successors and assigns. The provisions of this Note shall be binding upon Borrower and its successors and assigns, and shall inure to the benefit of Lender and its successors and assigns.

11.  In addition to and without limitation of any of the foregoing, this Note shall be deemed to be a Financing Document and shall otherwise be subject to all of general terms and conditions contained in Article 14 ("Miscellaneous") of the Credit Agreement, mutatis mutandi.

12.  Time is of the essence as to all dates set forth herein.

13.  Borrower promises and agrees to pay, in addition to the principal, interest and other sums due and payable hereon, all costs of collecting or attempting to collect this Note, including all attorneys' fees and disbursements, as described in Article 12 of the Credit Agreement.

14.  Notices shall be given under this Note in conformity with the terms and conditions of the Credit Agreement.

IN WITNESS WHEREOF, intending to be legally bound, and intending that this instrument constitute an instrument executed under seal, the undersigned have executed and delivered this Note as of the day and year first hereinabove set forth.

ARC SUN CITY WEST, LLC, ARC ROSWELL, LLC, ARC VEGAS, LLC, ARC TUCSON, LLC, ARC OVERLAND PARK, LLC, ARC MINNETONKA, LLC, ARC DENVER MONACO, LLC, each a Delaware limited liability company
By:
Name:
Its:

ARC TANGLEWOOD, L.P., a Delaware limited partnership
By:	ARC Tanglewood GP, LLC, a Delaware limited liability company, its general partner
By:
Name:
Its: